SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

May 1, 2001

MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST
(Exact name of registrant as specified in charter)

New York (State or other jurisdiction of incorporation)	333-11961 (Commission File Number:	25-0659306 (IRS Employer Identification Number)

One Mellon Center, Pittsburgh, Pennsylvania 15258-0001
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (412) 234-5000

                                                   Not Applicable
(Former name or former address, if changed since last report.)

Item 5.          Other Events

On June 15, 2001 the Series 1996-1 Certificates will be repaid in full. The attached notice was delivered to the record holders of the certificates.

Item 7.          Financial Statements. Pro Forma Financial Information and Exhibits

(c)     Exhibits

Exhibit No.

           5.1           Trustee's Notice to 1996-1 Certificateholders.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST
(Registrant)

By:	AFCO Credit Corporation, on behalf of Mellon Bank Premium Finance Loan Master Trust

By:	/s/ C. Leonard O'Connell Name: C. Leonard O'Connell Title: Senior Vice President, Treasurer and Chief Financial Officer

Date: May 23, 2001